EXHIBIT 99.1

Consolidated Communications to Acquire SureWest Communications

  Combines Consolidated's strong cash flow business with SureWest's growth strategy
  Free cash flow accretive in first year, excluding merger and integration costs
  Deleveraging transaction improves capital structure
  Maintains current dividend and improves the payout ratio
  Combined company to achieve greater scale and scope as a more effective competitor

MATTOON, Ill., Feb. 6, 2012 (GLOBE NEWSWIRE) -- Consolidated Communications Holdings, Inc. (Nasdaq:CNSL) and SureWest Communications (Nasdaq:SURW) have entered into a definitive agreement under which Consolidated will acquire all the outstanding shares of SureWest in a cash and stock transaction valued at $23.00 per share, or a total of approximately $340.9 million, exclusive of debt.

Under the terms of the agreement, SureWest's shareholders may elect to exchange each share of SureWest common stock for either $23.00 in cash or shares of Consolidated common stock having an equivalent value based on average trading prices for the 20-day period ending two days before the closing of the acquisition, subject to a collar. Overall elections are subject to proration such that 50 percent of the SureWest shares will be exchanged for cash and 50 percent for stock. The stock portion of the transaction will be received tax free. The transaction will be accretive to Consolidated's free cash flow per share in the first full year following closing, excluding integration costs, and the transaction is deleveraging to Consolidated. The consideration represents a 47% premium to SureWest's stock price as of the close on February 3, 2012.

The strategic combination provides enhanced scale with operations in six states and approximately 1,775 employees. Together, Consolidated and SureWest will expand upon the strong reputations each has built with its customers and in the communities served. The diversification of revenue and cash flow streams across multiple customer segments and geographies provides a platform for growth.

"This transaction combines our cash flow generating business with SureWest's growth oriented strategy resulting in a financially strong company with a robust balance sheet and attractive dividend payout ratio," said Bob Currey, Consolidated's President and Chief Executive Officer. "SureWest has built one of the highest quality networks in the industry and transformed itself into a leading broadband provider. The combined company will create a broader platform from which to expand our products and services to meet the demands of our customers. We look forward to working with the SureWest employees to grow the business."

"Both Consolidated and SureWest have a long history of delivering the highest quality products and services to its customers," said Steve Oldham, President and Chief Executive Officer of SureWest. "From a customer perspective, the transaction creates scale by combining our proven capabilities in delivering leading edge digital TV and broadband services as a stronger, more competitive communications company. We believe the transaction is in the best interests of our company, our customers, our communities and our shareholders."

Transaction Details

On a pro forma basis, for the twelve months ending September 30, 2011, the combined company would have had revenues of approximately $620 million. SureWest currently serves 130,000 residential subscribers and 15,700 commercial businesses in the greater Kansas City and Sacramento regions, which contain over 321,700 residential marketable homes to SureWest. Consolidated is an established communications company providing a wide range of advanced services including voice, data and video services to residential and business customers in Illinois, Pennsylvania and Texas.

The transaction is expected to generate annual operating synergies of approximately $25 million and annual capital expenditure synergies of $5 million to $10 million, which are expected to be fully realized by the end of the first full year after close on a run-rate basis. Consolidated expects to incur merger and integration costs, excluding closing costs, of approximately $20 million to $25 million over the first two years following closing. In addition, Consolidated will be in a position to benefit from SureWest's net operating losses of approximately $67 million, as of September 30, 2011. The merger is subject to standard closing conditions including federal and state regulatory approvals and the approval by both Consolidated and SureWest shareholders.

Wells Fargo Securities, LLC acted as financial advisor to Consolidated on the transaction and rendered a fairness opinion to the Board of Directors of Consolidated. Morgan Stanley also served as financial advisor to Consolidated and Schiff Hardin LLP acted as legal advisor. UBS Investment Bank acted as financial advisor to SureWest and Orrick, Herrington & Sutcliffe LLP acted as legal advisor.

This transaction is not subject to any financing conditions. Morgan Stanley Senior Funding, Inc. has provided Consolidated with $350 million of committed debt financing in conjunction with the acquisition. These funds will be used to refinance the debt of SureWest and pay for the cash portion of the purchase price.

Teleconference and Webcast Information

The Company will host a conference call today at 11:00 a.m. Eastern Time / 10:00 a.m. Central Time to discuss the acquisition. The call is being webcast and archived on the "Investor Relations" section of the Company's website at http://www.consolidated.com. If you do not have internet access, the conference call dial-in number is 1-877-374-3981 with pass code 50453998. International parties can access the call by dialing 1-253-237-1158. A telephonic replay of the conference call will also be available starting three hours after completion of the call until February 13, 2012 at midnight Eastern Time. To hear the replay, parties in the United States and Canada should call 1-855-859-2056 and international parties should call 1-404-537-3406.

Safe Harbor

Any statements contained in this press release other than statements of historical fact, including statements about management's beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management's views and assumptions regarding future events and business performance. Words such as "estimate," "believe," "anticipate," "expect," "intend," "plan," "target," "project," "should," "may," "will" and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include our ability to complete the acquisition of SureWest and successfully integrate SureWest's operations and realize the synergies from the acquisition, as well as a number of factors related to our business and that of SureWest, including economic and financial market conditions generally and economic conditions in Consolidated's and SureWest's service areas; various risks to shareholders of not receiving dividends and risks to Consolidated's ability to pursue growth opportunities if Consolidated continues to pay dividends according to the current dividend policy; various risks to the price and volatility of Consolidated's common stock; changes in the valuation of pension plan assets; the substantial amount of debt and Consolidated's ability to repay or refinance it or incur additional debt in the future; Consolidated's need for a significant amount of cash to service and repay the debt and to pay dividends on the common stock; restrictions contained in the debt agreements that limit the discretion of management in operating the business; regulatory changes, including changes to subsidies, rapid development and introduction of new technologies and intense competition in the telecommunications industry; risks associated with Consolidated's possible pursuit of acquisitions; system failures; losses of large customers or government contracts; risks associated with the rights-of-way for the network; disruptions in the relationship with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; changes in the extensive governmental legislation and regulations governing telecommunications providers and the provision of telecommunications services; telecommunications carriers disputing and/or avoiding their obligations to pay network access charges for use of Consolidated's and SureWest's network; high costs of regulatory compliance; the competitive impact of legislation and regulatory changes in the telecommunications industry; and liability and compliance costs regarding environmental regulations. These and other risks and uncertainties are discussed in more detail in Consolidated's and SureWest's filings with the Securities and Exchange Commission, including their reports on Form 10-K and Form 10-Q. Many of these risks are beyond management's ability to control or predict. All forward-looking statements attributable to Consolidated or persons acting on behalf of us are expressly qualified in their entirety by the cautionary statements and risk factors contained in this press release and Consolidated's filings with the Securities and Exchange Commission. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, Consolidated does not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

Prospectus/Proxy Statement

This material is not a substitute for the prospectus/proxy statement Consolidated and SureWest will file with the Securities and Exchange Commission. Investors are urged to read the prospectus/proxy statement, which will contain important information, including detailed risk factors, when it becomes available. The prospectus/proxy statement and other documents which will be filed by Consolidated and SureWest with the Securities and Exchange Commission will be available free of charge at the SEC's website, www.sec.gov, or by directing a request when such a filing is made to Consolidated  Communications, 121 South 17th Street, Mattoon, IL 61938, Attention: Investor Relations; or to SureWest Communications, P.O. Box 969, Roseville, CA 95678, Attention: Investor Relations. A final proxy statement or proxy/prospectus statement will be mailed to shareholders of SureWest and Consolidated stockholders.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Proxy Solicitation

Consolidated and SureWest, and certain of their respective directors, executive officers and other members of management and employees are participants in the solicitation of proxies in connection with the proposed transactions. Information about the directors and executive officers of Consolidated is set forth in the proxy statement for its 2011 annual meeting of shareholders. Information about the directors and executive officers of SureWest is set forth in its proxy statement for its 2011 annual meeting of shareholders and SureWest's Form 10-K for the year ended December 31, 2010. Investors may obtain additional information regarding the interests of such participants in the proposed transactions by reading the prospectus/proxy statement for such proposed transactions when it becomes available.

CONTACT: Consolidated Communications Contact:
         Matt Smith, Treasurer & Investor Relations
         217-258-2959
         matthew.smith@consolidated.com

         SureWest Communications Contact:
         Misty Wells, Investor Relations Manager
         916-786-1799
         investor@surewest.com